i3 VERTICALS COMPLETES PUBLIC SECTOR ACQUISITION; UPSIZES CREDIT FACILITY

NASHVILLE, TN (October 4, 2022) - i3 Verticals, Inc. (Nasdaq: IIIV) (the “Company”) announced today the acquisition, effective October 1, 2022, of a leading provider of enterprise software solutions for the motor carrier and motor vehicle markets in the U.S. States and Canada. The total consideration paid for the acquisition was approximately $85 million. The Company currently expects the acquisition to be accretive to pro forma adjusted diluted earnings per share. The Company will discuss this acquisition in further detail during its upcoming fourth quarter and year-end earnings call in November.

Greg Daily, CEO of i3 Verticals, commented, “This acquisition further strengthens our competitive position in the Public Sector vertical. Our second largest acquisition to date, the acquired business fits particularly well with Business Information Systems (BIS), which we acquired in February of 2021. Both companies have products for transportation departments at the state level, but their products are complementary and do not overlap, so we see many opportunities to expand the addressable market and cross-sell within existing customers. This marks the fourth acquisition we have made that focuses on state-level customers. The acquired business also offers a greater geographic reach, with customers in 18 U.S. States and 4 Canadian Provinces. We also anticipate qualifying for more RFP’s through a broader product line. All of our teams are excited to work together on meaningful opportunities.”

In connection with the acquisition, the Company expanded its revolving credit facility to $375 million from $275 million, with a bank group led by Bank of America. The Company currently expects its total leverage ratio to remain close to 4.0x as of September 30, 2022, the end of its fourth fiscal quarter of 2022. Assuming no further significant acquisition activity, the Company also expects its total leverage ratio to remain close to 4.0x at December 31, 2022, the end of its first fiscal quarter of 2023.

About i3 Verticals
The Company delivers seamless integrated payment and software solutions to customers and end users in strategic vertical markets. Building on its sophisticated and diverse platform of software solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals that include Public Sector, Healthcare and Education, among others.

Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal financial outlook, expected leverage ratios and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
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i3 Verticals Completes Public Sector Acquisition

October 4, 2022

The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, the COVID-19 pandemic, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.

Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:
Clay Whitson
Chief Financial Officer
i3 Verticals, Inc.
(888) 251-0987
investorrelations@i3verticals.com

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